Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-288024, 333-286283, 333-280232, 333-278356, 333-262325, and 333-271058 and Registration Statements on Form S-3 Nos. 333-267993, 333-271472, 333-287329, and 333,291543 of our report dated March 27, 2026, relating to the consolidated financial statements of Local Bounti Corporation as of and for the years ended December 31, 2025 and 2024, appearing in this Form 10-K.

/s/ WithumSmith+Brown, PC
Whippany, New Jersey
March 27, 2026